UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 20, 2020

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas	66202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code	(913) 676-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 Par Value	SEB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2020, the Board of Directors (the “Board”) of Seaboard Corporation (the “Company”) appointed Ellen S. Bresky as a director and Chairperson of the Board, effective immediately, to fill the vacancy previously held by her late husband, Steven J. Bresky. In connection with this appointment, the Board also appointed Douglas W. Baena, who is currently an independent director and Chairman of the Audit Committee, to be Lead Director, with responsibility to act as liaison between the Board and Company management. The Board has not approved at this time for any compensation to be paid to Ms. Bresky for her service as director or Chairperson of the Board.

On July 20, 2020, the Board also elected Robert L. Steer, the Company's current Executive Vice President and Chief Financial Officer (“CFO”), to the office of President and Chief Executive Officer, effective immediately, to succeed Mr. Bresky. Mr. Steer, age 60, has served as Executive Vice President and CFO of the Company since April 2011, and he has been with the Company for more than 35 years serving in various capacities. Mr. Steer will also continue to serve as CFO until a successor CFO is identified and appointed. As a result of the promotion, it is expected that Mr. Steer’s compensation will be increased, but no decision as to the new compensation terms have been made as of the date of this filing.

There are no arrangements or understandings between Ms. Bresky or Mr. Steer and any other person pursuant to which Ms. Bresky and Mr. Steer were appointed or elected to their respective positions, and there is no family relationship between Ms. Bresky and Mr. Steer and any of the Company’s other directors or executive officers. Neither Ms. Bresky nor Mr. Steer is a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On July 20, 2020, the Company issued a press release announcing the management changes disclosed above under Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 — “Regulation FD Disclosure” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

99.1Press release, dated July 20, 2020, announcing certain management changes.

104Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2020

Seaboard Corporation
(Registrant)

By:	/s/ Robert L. Steer
Robert L. Steer, Executive Vice President,
Chief Financial Officer

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